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                      AMENDMENT TO PLANS OF REORGANIZATION
                   AND EXCHANGE AND ASSET PURCHASE AGREEMENTS

         The undersigned, signatories to those certain plans of reorganization and exchange and asset purchase agreements (collectively, the "Agreements"), by and among Zeros & Ones, Inc. (formerly Commercial Labor Management, Inc.), a Nevada corporation (the "Corporation"), Zeros & Ones, Inc., a Delaware corporation, Quantum Arts, Inc., a California corporation, Kidvision, Inc., a California corporation, Wood Ranch Technology Group, Inc., a Delaware corporation, EKO Corporation, a Delaware corporation, Polygonal Research Corporation, a Delaware corporation, and Pillar West Entertainment, Inc., a California corporation, dated as of July 1, 1999, hereby agree to amend the Agreements on November 9, 1999, as follows:

         1. Kidvision, Inc. is a California corporation, not a Delaware corporation.

         2. The number of shares of the Corporation's Common Stock issued to Charles Overton, the sole shareholder of Kidvision, Inc., in exchange for 100% of the issued and outstanding stock of Kidvision, Inc. is 16,000 rather than 500,000.

         3. The number of shares of the Corporation's Common Stock issued to Robert Holtz, the sole shareholder of Zeros & Ones, Inc., a Delaware corporation, in consideration for 100% of the assets of Zeros & Ones, Inc., a Delaware corporation, is 512,000 rather than 220,000.

         4. The number of shares of the Corporation's Common Stock issued to William Burnsed and Robert Holtz, the sole shareholders of Wood Ranch Technology Group, Inc., in consideration for 100% of the assets of Wood Ranch Technology Group, Inc. is 500,000 to William Burnsed and 228,000 rather than 375,000 to Robert Holtz.

         5. The number of shares of the Corporation's Common Stock issued to Bernie Butler Smith and Robert Holtz, the sole shareholders of Polygonal Research Corporation, in consideration for 100% of the assets of Polygonal Research Corporation is 300,000 to Bernie Butler-Smith and 155,000 rather than 300,000 to Robert Holtz.

         6. The number of shares of the Corporation's Common Stock issued in exchange for 100% of the issued and outstanding common and preferred stock of Pillar West Entertainment, Inc. will not exceed 2,380,000 rather than 1,745,000, and the number of warrants issued in exchange for 100% of the outstanding preferred stock of Pillar West Entertainment, Inc. will not exceed 370,000 rather than 320,000.

         7. The promissory note, dated July 1, 1999, in the original principal amount of $87,500 payable by the Corporation to Edward L. Torres and Mark J. Richardson, bearing simple interest at the rate of 10% per annum, will be due and payable in full on or before January 15, 2000.

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         8.       To date the Corporation has paid $60,000 to Steve Schklair on its obligation to pay a total of $300,000 in cash to Mr. Schklair in connection with the Corporation's acquisition of Quantum Arts, Inc. The remaining payment of $240,000 payable to Steve Schklair will be payable by the Corporation without interest in installments of $60,000 each on the fifteenth day of each month commencing on December 15, 1999.

         9. The Corporation will have a positive net stockholders' equity of at least $5,000,000 on or before June 30, 2000, rather than within 60 days after the closing of the Agreements (i.e. by September 29, 1999).

         10. The Agreements will remain in full force and effect without modification except as amended by this Amendment to Plans of Reorganization and Exchange and Asset Purchase Agreements

         IN WITNESS WHEREOF, the undersigned hereby execute this Amendment to Plans of Reorganization and Exchange and Asset Purchase Agreements in their same capacity as they executed the original Agreements .


                                            /s/ Robert Holtz
                                            -----------------------------------
                                            Robert Holtz


                                            /s/ Steve Schklair
                                            -----------------------------------
                                            Steve Schklair


                                            /s/ William Burnsed
                                            -----------------------------------
                                            William Burnsed


                                            /s/ Bernie Butler-Smith
                                            -----------------------------------
                                            Bernie Butler-Smith


                                            /s/ Charles Overton
                                            -----------------------------------
                                            Charles Overton


                                            /s/ Mark J. Richardson
                                            -----------------------------------
                                            Mark J. Richardson


                                            /s/ Edward L. Torres
                                            -----------------------------------
                                            Edward L. Torres